Exhibit 10.9(c).1
Amended Schedule of Participants to Form of Non-CEO Amended and Restated Change in Control Agreement

Scott A. Richardson
Shannon L. Jurecka
A. Lynne Puckett
Thomas F. Kelly
John G. Fotheringham